Exhibit 23.3

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 16, 2026, with respect to the financial statements of Atlas Aerospace SIA. included in Amendment No. 3 to the Registration Statement (Form S-4/A No. 333-295380) of Xtend AI Robotics, Inc. and the related information statement/prospectus for the registration of its shares of common stock.

/s/ Kost Forer Gabbay & Kasierer
A Member of EY Global

Tel Aviv, Israel

August 3, 2026